Exhibit 99.1
FOR IMMEDIATE RELEASE
Syniverse Completes Acquisition of VeriSign’s Messaging Business
Acquisition enhances Syniverse NEXTSM messaging offerings for operators, enterprises
TAMPA, Fla. — Oct. 26, 2009 — Significantly expanding its position in the global mobile messaging space, Syniverse Technologies (NYSE:SVR) announced today that it completed its acquisition of VeriSign, Inc.’s (NASDAQ:VRSN) Messaging and Mobile Media Services for approximately $175 million in cash, subject to working capital adjustments. The transaction, which was effective Oct. 23, is expected to be immediately accretive to cash net income.
“This strategic acquisition gives us the scale and reach necessary to compete globally in the rapidly growing messaging market,” said Tony Holcombe, President and CEO, Syniverse, a leading provider of technology and business solutions for the global telecommunications. “By combining VeriSign’s Messaging and Mobile Media Services with our Syniverse NEXT messaging solutions, we are not only fully able to meet the needs of operators of all types and sizes with the messaging technologies they need to meet subscriber demands, but we also are now able to offer enterprise messaging services directly or through mobile operators.”
The acquisition brings to Syniverse four operator and enterprise messaging solutions:
•	Inter-Carrier Gateway enables operators to deliver inter-carrier person-to-person SMS and MMS messages across geographies and technologies.
•	PictureMail provides a state-of-the-art MMS platform with core components that include a hosted MMS service center (MMSC) for MMS routing, handset photo applications, a social networking interface, and photo storage and sharing capabilities.
•	Premium Messaging Gateway manages delivery of “off-portal” or third-party content to subscribers.
•	Mobile Enterprise Solutions enables businesses to send time- and event-based A2P messages or alerts via voice, text message or email to customers, employees or partners, and allows operators to offer their high-value customers a broader array of services, including enterprise and mobile financial services.
Conference Call & Earnings Announcement
Syniverse executives will provide information on how the acquisition will impact 2009 during the company’s third quarter 2009 earnings call on Monday, Nov. 2, at 4:30 p.m. ET. To participate on the call, U.S. callers may dial toll-free +1 (866) 383.8008; international callers may dial direct +1 (617) 597.5341. The passcode for the call is 65583949. The event also will be webcast live over the Internet in listen-only mode at http://www.syniverse.com/investorevents.
A replay of the call will be available beginning at approximately 7:30 p.m. ET on Nov. 2 and will remain available through Nov. 16 at 11:59 p.m. ET. To access the replay, U.S. callers may dial toll-free +1 (888) 286.8010; international callers may dial direct +1 (617) 801.6888. The replay passcode is 65518577.
About Syniverse
Syniverse Technologies (NYSE:SVR) provides mobile technology for the global telecommunications industry, making it possible for disparate data, messaging and voice technologies to interoperate anywhere, any time. Serving more than 800 communications companies in over 160 countries, Syniverse offers market-leading solutions that simplify the complexities of roaming, messaging, network interoperability and business intelligence for mobile operators, MSOs, enterprise verticals and emerging mobile providers. For more information, visit www.syniverse.com.

Cautions about Forward-Looking Statements
Certain of the statements in this press release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and, as such, may involve known and unknown risks, uncertainties and other factors which may cause the actual results’ performance or achievements of Syniverse to be materially different from the future results’ performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify forward-looking statements through Syniverse’s use of words such as “believe,” “intend,” “continue,” “hopeful” and other similar words and expressions of the future. Such forward-looking statements include, without limitation, statements about the VeriSign transaction being immediately accretive to Syniverse’s cash net income; the transaction benefitting global operators and subscribers; Syniverse possessing the scale, reach and capabilities needed to provide mobile operators the expected benefits to mobile consumers; and Syniverse’s ability to compete globally in an expanding messaging market. These forward-looking statements are based upon information presently available to Syniverse’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties, including, without limitation, those risks and factors discussed in Syniverse’s Annual Report on Form 10-K for the year ended December 31, 2008, and Quarterly Reports for the quarters ended March 31, 2009, and June 30, 2009, under the captions “Cautionary Notice Regarding Forward-Looking Statements,” “Risk Factors,” and otherwise in Syniverse’s reports and filings that it makes with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. Syniverse has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.
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For more information, contact:
Diane Rose
Syniverse Corporate Communications
+1 (813) 637.5077
Jim Huseby
Syniverse Investor Relations
+1 (813) 637.5000